UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 8, 2014

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact Name of Registrant as Specified in Charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Scott Blvd., Suite 440 Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 702-2167

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 9, 2014, Sysorex Global Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wellington Shields & Co. LLC, and Dougherty & Co. LLC. (collectively, the “Underwriters”), with respect to the sale by the Company and the purchase by the Underwriters of an aggregate of 3,333,333 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $6.00 per Share, including 166,667 Shares sold by a selling stockholder.  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45 day option to purchase up to an additional 500,000 shares of Common Stock to cover over-allotments.  The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The net proceeds to the Company from the sale of 3,166,666 Shares in the Offering, excluding the Shares sold by the Selling Stockholder, are approximately $17.7 million, after deducting the underwriting discounts and commissions (or, if the over-allotment option is exercised in full, approximately $20.5 million).  The Company expects to use the net proceeds of the Offering as follows: to acquire AirPatrol Corporation, a developer of mobile devices identification and locating systems; to expand its sale and marketing efforts, including expanding its Washington, D.C. office; for future strategic acquisitions, and the balance for working capital and other general corporate purposes.

The Shares were registered for offer and sold pursuant to effective Registration Statement on Form S-1 (File No. 333-191648) and a related prospectus.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Company filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect a one-for-two reverse split (the “Reverse Split”) of the Company’s Common Stock, with no reduction in authorized capital.  Pursuant to the terms of the Certificate of Amendment, the Reverse Split became effective at 4:02 p.m. Eastern Time on April 8, 2014.  The Reverse Split was previously approved by holders of a majority of the Company’s issued and outstanding Common Stock.  A copy of the filed Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

On April 10, 2014, the Company’s Common Stock began trading on The NASDAQ Capital Market on a split adjusted basis, under the symbol “SYRX”.  On April 9, 2014, the Company issued a press release announcing the pricing of its initial public offering of Common Stock at $6.00 per share. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.  The information in the press release is intended to be furnished under this Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

1.1	Underwriting Agreement, dated April 9, 2014, by and among Sysorex Global Holdings Corp., Wellington Shields & Co. LLC and Dougherty & Co. LLC.
3.1	Certificate of Amendment to the Articles of Incorporation, effective on April 8, 2014.
99.1	Press Release dated April 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Dated: April 10, 2014	By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer

2